As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Invivyd, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-1403134
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1601 Trapelo Road, Suite 178

Waltham, MA 02451

(781) 819-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Hering

Chief Executive Officer

Invivyd, Inc.

1601 Trapelo Road, Suite 178

Waltham, MA 02451

(781) 819-0080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq. Stephen M. Nicolai, Esq. Hogan Lovells US LLP 1735 Market Street, 23rd Floor Philadelphia, Pennsylvania 19103 (267) 675-4600	Jill Andersen Chief Legal Officer Invivyd, Inc. 1601 Trapelo Road, Suite 178 Waltham, MA 02451 (781) 819-0080

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 9, 2024

PROSPECTUS

37,745,998 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders named in this prospectus under the caption “Selling Stockholders,” of up to 37,745,998 shares of our common stock, par value $0.0001 per share, which includes (i) 30,921,286 issued and outstanding shares of our common stock and (ii) 6,824,712 shares of common stock issuable upon exercise of an outstanding common stock purchase warrant issued by us. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. To the extent the warrant is exercised for cash, if at all, we will receive the exercise price of the warrant; however, we cannot predict when or if the warrant will vest or be exercised and it is possible that the warrant may expire and never vest or be exercised, in which case we would not receive any cash proceeds. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Our common stock trades on the Nasdaq Global Market under the ticker symbol “IVVD”. On February 8, 2024, the last reported sale price per share of our common stock was $5.04.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are subject to reduced public company reporting requirements for this prospectus and future filings. Refer to the section entitled “Implications of Being an Emerging Growth Company” beginning on page 5 of this prospectus for more information.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND UNDER SIMILAR HEADINGS IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is      , 2024

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 37,745,998 shares of our common stock, par value $0.0001 per share, which includes (i) 30,921,286 issued and outstanding shares of our common stock and (ii) 6,824,712 shares of common stock issuable upon exercise of an outstanding common stock purchase warrant issued by us. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents incorporated by reference herein and therein contain estimates, projections, market research and other information concerning, among other things, our industry, our business, and markets for our product candidates. Unless otherwise expressly stated, we obtain this information from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources as well as from our own internal estimates and research and from publications, research, surveys and studies conducted by third parties on our behalf. We believe this information is accurate in all material respects as of the date of this prospectus. Information that is based on estimates, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are reflected in this information.

References in this prospectus to the terms “the Company,” “Invivyd,” “we,” “our” and “us” or other similar terms mean Invivyd, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

“Invivyd,” “Invymab” and the Invivyd logo are our trademarks. This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference, including statements regarding our future financial condition, results of operations, business strategy and plans and objectives of management for future operations, industry trends and other future events, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “anticipate,” “believe,” “could,” “expect,” “intends,” “might,” “plan,” “possible,” “potential,” “aim,” “predict,” “project” “should,” “will,” “would” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these identifying terms. The forward-looking statements in this prospectus and the documents incorporated herein by reference include, among other things, statements about:

•

the anticipated timing, design, progress and results of preclinical studies and clinical trials of our product candidates, including statements regarding initiation or completion of studies or trials and related preparatory work, the period during which results of any studies or trials will become available, and potential regulatory submissions;

•

the design of VYD222 for broad neutralization activity against SARS-CoV-2 variants and the potential for neutralization activity against Omicron sublineages following XBB.1.5 and future SARS-CoV-2 variants;

•

our ability to rapidly and perpetually deliver antibody-based therapies that protect vulnerable people from the devastating consequences of circulating viral threats, beginning with SARS-CoV-2, and to generate a robust pipeline of product candidates which, if authorized or approved, could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and expanding into influenza and other high-need indications;

•	our expectations regarding our submission for Emergency Use Authorization for VYD222;

•

the anticipated timing of any additional submission or filings for regulatory authorization or approval of, and our ability to obtain and maintain regulatory authorizations or approvals for, our product candidates;

•	our belief that the adintrevimab clinical data package has the potential to support accelerated development of VYD222 in the U.S.;

•

the possibility for VYD222 and anticipated follow-on monoclonal antibody (“mAb”) candidates to follow a potential development pathway for mAbs using immunobridging via serum neutralizing titers and previously generated clinical trial data from a prototype antibody, and our plans to leverage this immunobridging pathway in the U.S. to accelerate the clinical development of VYD222 and anticipated follow-on mAb candidates, with adintrevimab or future proprietary mAbs serving as the prototype;

•	our plans to leverage our INVYMAB™ platform approach to produce additional mAb candidates optimized to stay ahead of the evolving SARS-CoV-2 virus;

•	our belief that a ‘serial monotherapy’ approach would ensure that novel mAbs would be available if and when an authorized mAb loses activity against predominant circulating variants;

•	our expectations regarding the size of the patient populations, market acceptance and opportunity for and clinical utility of our product candidates, if authorized or approved for commercial use;

•	our expectations regarding the scope of any approved or authorized indication for VYD222 or any other product candidate;

•	our manufacturing capabilities and strategy, including the scalability and commercial viability of our manufacturing methods and processes;

•	our ability to successfully commercialize our product candidates, if authorized or approved;

•	our ability to leverage technology and our platform approach to identify and develop future product candidates;

•

our estimates of our expenses, ongoing losses, future potential revenue, capital requirements and our need for or ability to obtain additional funding before we can expect to generate any revenue from product sales, if any of our product candidates are authorized or approved;

•	our expectations regarding the anticipated timeline of our cash runway, and our ability to continue as a going concern;

•	our competitive position and the development of and projections relating to our competitors or our industry; and

•

business disruptions affecting our preclinical studies or the initiation, patient enrollment, development and operation of our clinical trials, including a public health crisis, such as the outbreak of SARS-CoV-2.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a biopharmaceutical company on a mission to rapidly and perpetually deliver antibody-based therapies that protect vulnerable people from the devastating consequences of circulating viral threats, beginning with SARS-CoV-2. Our proprietary INVYMAB™ platform approach combines state-of-the-art viral surveillance and predictive modeling with advanced antibody engineering. Leveraging our INVYMAB platform approach, we are generating a robust pipeline of product candidates which could be used in prevention or treatment of serious viral diseases, starting with COVID-19 and expanding into influenza and other high-need indications.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation By Reference.”

Cash Runway Statement and Our Ability to Continue as a Going Concern

Based on our current operating plans and excluding any contribution from revenues or external financing, we believe that our existing cash and cash equivalents will be sufficient to fund our operating expenses and capital expenditure requirements into the fourth quarter of 2024.

In accordance with Accounting Standards Update 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), we are required to evaluate whether there are conditions and events, considered in the aggregate, that raise substantial doubt about our ability to continue as a going concern from the issuance date of our financial statements. Because our funds currently on hand will not be sufficient to fund our operations, as currently planned, for more than one year beyond the filing date of this prospectus, we have determined that there is substantial doubt regarding our ability to continue as a going concern. If we do not raise sufficient funds under our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., as sales agent, or through other means, then in connection with the future filing of our Annual Report on Form 10-K for the year ended December 31, 2023, or the 2023 Form 10-K, we expect that we will disclose in such filing that we will not have sufficient liquidity to fund our operations for more than one year beyond the filing date of the 2023 Form 10-K and therefore that raises substantial doubt about our ability to continue as a going concern. As a result, we expect that the opinion from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern. We will require contribution from revenues or additional funding for the development of our future product candidates through regulatory authorization or approval and commercialization, if authorized or approved, and to support our continued operations. There is no assurance that we will be successful in obtaining sufficient funding on acceptable terms, if at all, and we could be forced to delay, reduce or eliminate some or all of our research and development programs, product portfolio expansion or commercialization efforts, which could materially adversely affect our business prospects or our ability to continue operations.

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2020. Our principal executive offices are located at 1601 Trapelo Road, Suite 178, Waltham, MA 02451 and our telephone number is (781) 819-0080. Our website address is www.invivyd.com. We do not incorporate the information on, or accessible through, our website into this prospectus, and you should not consider any information on, or accessible through, our website as part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in the previous three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting;

•	reduced disclosure obligations regarding executive compensation;

•	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved; and

•

an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on the financial statements.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Description of Transactions

This prospectus is being filed pursuant to the registration rights granted pursuant to that certain Second Amended and Restated Investors’ Rights Agreement, dated April 16, 2021, or the Investors’ Rights Agreement, and that certain Common Stock Purchase Warrant, dated November 15, 2022, or the Common Stock Warrant, pursuant to which we agreed to register the resale of the shares covered by this prospectus, which we collectively refer to herein as the Registration Rights Agreements.

Investors’ Rights Agreement

In April 2021, we entered into a Second Amended and Restated Investors’ Rights Agreement with certain stockholders who had purchased shares of our preferred stock prior to our initial public offering. The registration rights provisions of the Investors’ Rights Agreement provide the stockholders party thereto with, among other rights, demand, piggyback and Form S-3 registration rights with respect to the shares of our common stock that were held by them at such time and issuable to them upon conversion of our preferred stock in connection with our initial public offering.

Pursuant to the Investors’ Rights Agreement, at any time after we became eligible to file a registration statement on Form S-3, the holders of at least 30% of the registrable securities then outstanding were entitled to request to have such shares registered by us on a Form S-3 registration statement, subject to certain limitations as set forth in the Investors’ Rights Agreement. On January 4, 2024, we received a request from the requisite holders to register such registrable securities. Upon such request, all holders of registrable securities under the Investors’ Rights Agreement became entitled to participate in the registration subject to the terms of the Investors’ Rights Agreement.

Common Stock Warrant

In November 2022, we entered into a Master Services Agreement with Population Health Partners, L.P., or PHP, pursuant to which PHP agreed to provide services and create deliverables for us as agreed between us and PHP and set forth in one or more work orders under such agreement. On such date, we and PHP entered into the first work order under such arrangement, which we refer to herein as the PHP Work Order. As partial compensation for the services and deliverables under the PHP Work Order, we issued the Common Stock Warrant to PHP to purchase up to an aggregate of 6,824,712 shares of common stock at an exercise price of $3.48 per share, with such Common Stock Warrant vesting in three separate tranches based on our market capitalization. In connection with the Common Stock Warrant, we granted PHP certain “piggyback” registration rights requiring us to register any shares of common stock underlying the Common Stock Warrant for resale with the SEC, subject to our existing obligations under the Investors’ Rights Agreement. As a result of the request we received pursuant to the Investors’ Rights Agreement, PHP became entitled to exercise, and subsequently exercised, such “piggyback” registration rights.

THE OFFERING

Shares of common stock offered by the selling stockholders:	37,745,998 shares, which consists of (i) 30,921,286 shares of common stock issued and outstanding and (ii) 6,824,712 shares of common stock issuable upon exercise of an outstanding common stock purchase warrant issued by us.

Shares of common stock outstanding before this offering:	118,846,329 shares, which consists of (i) 109,846,329 shares of our common stock outstanding as of September 30, 2023 and (ii) 9,000,000 shares of our common stock sold subsequent to September 30, 2023 through February 6, 2024 pursuant to our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., as sales agent.

Shares of common stock outstanding after completion of this offering (assuming full exercise of the common stock purchase warrant that is exercisable for certain of the shares of common stock offered hereby):

125,671,041 shares

Terms of this offering:	The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of our common stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. We will receive proceeds equal to up to the total exercise price of the common stock purchase warrant to the extent that such warrant is exercised for cash. We will receive an aggregate of approximately $23.75 million from the exercise of the common stock purchase warrant, assuming the exercise in full of such warrant for cash. We expect to use any proceeds received by us from the cash exercise of the common stock purchase warrant for working capital and other general corporate purposes.

Nasdaq Global Market symbol:	IVVD

Trading:	Our shares of common stock currently trade on the Nasdaq Global Market. There is no established trading market for the common stock purchase warrant that is exercisable for certain of the shares offered hereby, and we do not intend to list the warrant on any securities exchange or other trading system.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 9 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 109,846,329 shares of our common stock outstanding as of September 30, 2023, plus 9,000,000 shares of our common stock sold subsequent to September 30, 2023 through February 6, 2024 pursuant to our Controlled Equity OfferingSM Sales Agreement with Cantor Fitzgerald & Co., as sales agent, or the Sales Agreement, at a weighted-average sales price of $4.50 per share of common stock. Unless specifically stated otherwise, the information in this prospectus is as of September 30, 2023, and excludes:

•

22,046,348 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2023 at a weighted-average exercise price of $5.63 per share (less 315,396 shares of our common stock issued upon the exercise of stock options subsequent to September 30, 2023 through February 6, 2024, at a weighted average exercise price of $0.78 per share of common stock and less 2,737,649 shares of our common stock underlying stock options that were forfeited due to the cancellation or expiration of stock options subsequent to September 30, 2023 through February 6, 2024, at a weighted average exercise price of $7.50 per share of common stock);

•

20,233,522 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan, or the 2021 Plan, as of September 30, 2023, as well as any future annual increases in the number of shares of common stock reserved for issuance under our 2021 Plan pursuant to the evergreen provision thereof (less 7,226,000 shares issuable upon the exercise of stock options granted subsequent to September 30, 2023 through February 6, 2024, plus 2,737,649 shares of our common stock that were forfeited due to the cancellation and/or expiration of stock options subsequent to September 30, 2023 through February 6, 2024, plus 3,304,820 shares of our common stock that were added to the 2021 Plan effective as of January 1, 2024 pursuant to the evergreen provision thereof);

•

1,082,501 shares of our common stock reserved for future issuance under our 2021 Employee Stock Purchase Plan, or ESPP, as of September 30, 2023 (less 30,724 shares issued on December 4, 2023), as well as any future annual increases in the number of shares of common stock reserved for future issuance under our ESPP pursuant to the evergreen provision thereof; and

•

31,765 shares of unvested restricted common stock repurchased by us in October 2023 at the original purchase price upon a termination of service of an employee during the vesting period. In December 2023, we retired the 31,765 shares of treasury stock. Upon retirement, such shares were redesignated as authorized but unissued shares of our common stock.

In addition, the number of shares of our common stock to be outstanding immediately after this offering excludes additional shares of our common stock that we may sell pursuant to the Sales Agreement. As of the date of this prospectus, we may sell up to approximately $34.5 million of common stock pursuant to the Sales Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information contained in this prospectus and in the documents incorporated by reference in this prospectus, before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by the additional risks and uncertainties set forth in the other documents incorporated by reference in this prospectus, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus or prospectus supplement or in any other document incorporated by reference into this prospectus. Any of the risks and uncertainties set forth herein or therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

Risks Related to Our Financial Position and Need for Additional Capital

We have a history of losses and expect to incur substantial future losses; because our funds currently on hand will not be sufficient to fund our operations, as currently planned, for more than one year beyond the filing date of this prospectus, we have determined that there is substantial doubt regarding our ability to continue as a going concern.

We are a clinical-stage biopharmaceutical company with a limited operating history. To date, we have not generated any revenue from the sale of products and have incurred losses in each year since our inception in 2020. Our net loss was $125.0 million for the nine months ended September 30, 2023. Our net loss was $241.3 million for the year ended December 31, 2022. All of our product candidates, other than adintrevimab, are in clinical or preclinical development, none have been authorized or approved for sale and we may never have a product candidate authorized or approved for commercialization. To date, we have financed our operations primarily through sales of our equity securities.

Based on our current operating plans and excluding any contribution from revenues or external financing, we believe that our existing cash and cash equivalents will not be sufficient to fund our operating expenses and capital expenditure requirements for more than one year beyond the filing date of this prospectus. Specifically, we believe these funds will be sufficient to fund our operating expenses and capital expenditure requirements into the fourth quarter of 2024.

Because our funds currently on hand will not be sufficient to fund our operations for more than one year beyond the filing date of this prospectus, we have determined that there is substantial doubt regarding our ability to continue as a going concern. If we do not raise sufficient funds under the Sales Agreement or through other means, then in connection with our future filing of the 2023 Form 10-K, we expect that we will disclose in such filing that we will not have sufficient liquidity to fund our operations for more than one year beyond the filing date of the 2023 Form 10-K and therefore that raises substantial doubt about our ability to continue as a going concern. As a result, we expect that the opinion from our independent registered public accounting firm on such annual financial statements will contain an explanatory paragraph about such substantial doubt about our ability to continue as a going concern.

The substantial doubt about our ability to continue as a going concern may adversely affect our stock price and our ability to raise capital. If we are unable to obtain additional capital, we may not be able to continue our operations on the scope or scale as currently conducted, and that could have a material adverse effect on our business, results of operations and financial condition.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

We may, however, receive cash proceeds equal to up to the total exercise price of the Common Stock Warrant to the extent that the Common Stock Warrant is exercised for cash. We will receive an aggregate of approximately $23.75 million from the exercise of the Common Stock Warrant, assuming the exercise in full of the Common Stock Warrant for cash. We expect to use any proceeds received by us from the cash exercise of the Common Stock Warrant for working capital and other general corporate purposes.

We cannot predict when or if the Common Stock Warrant will vest or be exercised, and it is possible that the Common Stock Warrant may expire and never vest or be exercised. In addition, the Common Stock Warrant is exercisable on a cashless basis and should the Common Stock Warrant be exercised on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the Common Stock Warrant. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of the Common Stock Warrant, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of 37,745,998 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders, which consists of (i) 30,921,286 issued and outstanding shares of our common stock and (ii) 6,824,712 shares of common stock issuable upon exercise of the Common Stock Warrant.

The following table sets forth certain information with respect to each selling stockholder, including (x) the shares of our common stock beneficially owned by such selling stockholder prior to this offering, (y) the number of shares being offered by such selling stockholder pursuant to this prospectus and (z) such selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. The percentage of beneficial ownership after this offering is based on 109,846,329 shares outstanding as of September 30, 2023, plus 9,000,000 shares of our common stock sold subsequent to September 30, 2023 through February 6, 2024 pursuant to the Sales Agreement.

The registration of the shares of common stock held by the selling stockholders and the shares of common stock issuable to PHP pursuant to the terms of the Common Stock Warrant does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

	Beneficial Ownership Prior to This Offering		Shares of Common Stock to be Sold in This Offering(2)	Beneficial Ownership After This Offering
Selling Stockholder(1)	Number of Shares Owned			Number of Shares Owned		Percentage of Outstanding Shares
Adimab, LLC (3)	21,687,906		21,687,906	—		—
Clive Meanwell, M.D. (4)	1,201,680		521,858	—		—
Polaris Partners IX, L.P. (5)	4,800,460		4,755,460	45,000		*
Polaris Venture Partners Founders’ Fund V, L.P. (6)	21,374		19,540	1,834		*
Polaris Venture Partners V, L.P. (7)	3,120,194		2,852,425	267,769		*
Polaris Venture Partners Entrepreneurs’ Fund V, L.P. (8)	60,814		55,595	5,219		*
Polaris Venture Partners Special Founders’ Fund V, L.P. (9)	31,198		28,520	2,678		*
Polaris Healthcare Technology Opportunities Fund, L.P. (10)	497,660		320,160	177,500		*
Population Health Equity Partners III, L.P. (11)	359,662		359,662	—		—
Population Health Equity Partners VII, L.P. (12)	320,160		320,160	—		—
Population Health Partners, L.P. (13)	0	(14)	6,824,712	—	(14)	—

*	Represents beneficial ownership of less than 1% of the shares of common stock outstanding as of September 30, 2023.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders.
(2)

The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

(3)

(i) Terrance McGuire, a current member of our Board, is a member of the Board of Directors of Adimab, LLC (the “Adimab Board”); (ii) Tillman U. Gerngross, Ph.D., a former member of our Board and our former Chief Executive Officer, is a member of the Adimab Board; (iii) Philip Chase, a former member of our Board, is the Chief Executive Officer of Adimab, LLC and a member of the Adimab Board; and (iv) Ajay Royan, a former member of our Board, is a member of the Adimab Board. Accordingly, these individuals disclaim beneficial ownership with respect to the shares held by Adimab, LLC except to the extent of their pecuniary interest therein. The principal business address of Adimab, LLC, Dr. Gerngross, Mr. Chase, and Mr. Royan is c/o Philip Chase, 7 Lucent Drive, Lebanon, NH 03766.

(4)

Clive Meanwell, M.D., is a member of our Board. The “Number of Shares Owned” with respect to the “Beneficial Ownership Prior to this Offering” of Dr. Meanwell consists of (i) 521,858 shares of our common stock held of record by Dr. Meanwell, (ii) 359,662 shares of our common stock held of record by Population Health Equity Partners III, L.P. (“PHEP III”), and (iii) 320,160 shares of our common stock held of record by Population Health Equity Partners VII, L.P. (“PHEP VII”). Population Health Equity Partners III GP, LLC (“PHEP III GP”) is the general partner of PHEP III and Population Health Equity Partners VII GP, LLC (“PHEP VII GP”) is the general partner of PHEP VII. Dr. Meanwell is a managing member of both PHEP III GP and PHEP VII GP and may be deemed to have shared voting, investment and dispositive power with respect to the securities held of record by PHEP III and PHEP VII. The principal business address of Dr. Meanwell is c/o Christopher Cox, Population Health Partners, L.P., 1200 Morris Turnpike, Suite 3005, Short Hills, NJ 07078.

(5)

Polaris Partners GP IX, L.L.C. (“PPGP IX”) is the general partner of Polaris Partners IX, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these securities. Terrance McGuire, an interest holder in PPGP IX and a member of our Board, and David Barrett, Brian Chee, Amir Nashat and Amy Schulman, the managing members of PPGP IX, may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.

(6)

Polaris Venture Management Co. V, L.L.C. (“PVMC V”) is the general partner of Polaris Venture Partners Founders’ Fund V, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these securities. Terrance McGuire, a member of our Board, and Jonathan Flint are the managing members of PVMC V and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.

(7)

PVMC V is the general partner of Polaris Venture Partners V, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these securities. Terrance McGuire, a member of our Board, and Jonathan Flint are the managing members of PVMC V and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.

(8)

PVMC V is the general partner of Polaris Venture Partners Entrepreneurs’ Fund V, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these securities. Terrance McGuire, a member of our Board, and Jonathan Flint are the managing members of PVMC V and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.

(9)

PVMC V is the general partner of Polaris Venture Partners Special Founders’ Fund V, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these securities. Terrance McGuire, a member of our Board, and Jonathan Flint are the managing members of PVMC V and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.

(10)

Polaris Healthcare Technology Opportunities Fund GP, L.L.C. (“PHCT GP”) is the general partner of Polaris Healthcare Technology Opportunities Fund, L.P. and may be deemed to have shared voting, investment and dispositive power with respect to these securities. Terrance McGuire, an interest holder in PHCT GP and a member of our Board, and David Barrett, Brian Chee, Amir Nashat and Amy Schulman, the managing members of PHCT GP, may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of each of the persons and entities referenced in this footnote is c/o Polaris Partners, One Marina Park Drive, 8th Floor, Boston, MA 02210.

(11)

PHEP III GP is the general partner of PHEP III. Clive Meanwell, M.D., a member of our Board, and Chris Cox are the managing members of PHEP III GP and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of the entities and persons referenced in this footnote is c/o Christopher Cox, Population Health Partners, L.P., 1200 Morris Turnpike, Suite 3005, Short Hills, NJ 07078.

(12)

PHEP VII GP is the general partner of PHEP VII. Clive Meanwell, M.D., a member of our Board, and Chris Cox are the managing members of PHEP VII GP and may be deemed to have shared voting, investment and dispositive power with respect to these securities. The principal business address of the entities and persons referenced in this footnote is c/o Christopher Cox, Population Health Partners, L.P., 1200 Morris Turnpike, Suite 3005, Short Hills, NJ 07078.

(13)

Clive Meanwell, M.D., a member of our Board and a managing partner of Population Health Partners, L.P., Whit Bernard and Chris Cox may be deemed to have shared voting, investment and dispositive power with respect to these securities. Tamsin Berry, a member of our Board, is a limited partner of Population Health Partners, L.P. The principal business address of the entities and persons referenced in this footnote is c/o Christopher Cox, Population Health Partners, L.P., 1200 Morris Turnpike, Suite 3005, Short Hills, NJ 07078.

(14)

The 6,824,712 shares of our common stock issuable upon exercise of the Common Stock Warrant are not reflected in the beneficial ownership of Population Health Partners, L.P. prior to this offering. The Common Stock Warrant vests in three separate tranches based on our market capitalization, none of which had been met as of the date of this prospectus. As this registration statement covers the resale of all such shares of our common stock, the beneficial ownership of this selling stockholder after giving effect to this offering assumes the vesting, exercise and subsequent resale of all such shares of common stock. The Common Stock Warrant is subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the holder from exercising that portion of the Common Stock Warrant that would result in it owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. Population Health Partners, L.P. may increase or decrease such beneficial ownership limitation, but it no event may such beneficial ownership limitation exceed 19.99%.

Other than the transactions referred to herein, identified above and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. To our knowledge, none of the selling stockholders are affiliates of broker-dealers.

PLAN OF DISTRIBUTION

The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of our common stock offered by this prospectus from time to time on the Nasdaq stock exchange or any other stock exchange, market or trading facility on which the stock is traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of the stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for stock;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such stock at a stipulated price per share;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	distributions to members, partners, stockholders or other equityholders of the selling stockholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell stock under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, or pursuant to other available exemptions from registration requirements under the Securities Act, rather than under this prospectus.

A selling stockholder that is an entity may elect to make an in-kind distribution of the common stock to its members, partners, stockholders or other equityholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, stockholders or other equityholders are not affiliates of ours, such members, partners, stockholders or other equityholders would thereby receive freely tradable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders or, if any broker-dealer acts as agent for the purchaser of stock, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of stock to exceed what is customary in the types of transactions involved.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of stock offered by this prospectus, which stock such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have advised us that, at the time of receipt of its shares of common stock, they had not entered into any agreements or understandings, directly or indirectly, with any person to distribute such shares of common stock.

To the extent required, the common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Because the selling stockholders may each be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.

The stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in the Registration Statement, or we may be entitled to contribution.

We will not receive any proceeds from the sale of the stock by the selling stockholders.

Our common stock is listed on the Nasdaq Global Market under the symbol “IVVD.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.invivyd.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 23, 2023, with respect to which the consolidated financial statements for the fiscal year ended December 31, 2022 contained therein have been superseded by the consolidated financial statements filed as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on February 9, 2024;

•

the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2023, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May  11, 2023, August  10, 2023, and November 9, 2023, respectively;

•

our Current Reports on Form 8-K (other than the portions thereof that are furnished and not filed) filed with the SEC on January 9,  2023, March  6, 2023, May  2, 2023, May  25, 2023, June  29, 2023, July  27, 2023, September  5, 2023, September  11, 2023, November 9,  2023, December  18, 2023, December  22, 2023, January  3, 2024, January  8, 2024 and February 9, 2024; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on August 3, 2021, as updated by Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Invivyd, Inc., Corporate Secretary, at 1601 Trapelo Road, Suite 178, Waltham, MA 02451 or (781) 819-0080. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.invivyd.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements incorporated in this Prospectus by reference to Invivyd, Inc.’s Current Report on Form 8-K dated February 9, 2024 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

37,745,998 Shares of Common Stock

PROSPECTUS

     , 2024

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by us. All amounts are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$27,132.28
Accounting fees and expenses	$30,000.00
Legal fees and expenses	$75,000.00
Printing and miscellaneous expenses	$10,000.00

Total	$142,132.28

Item 15. Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), generally permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) with respect to directors and officers, any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) with respect to directors and officers, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) with respect to directors, payments of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the DGCL; (iv) with respect to directors and officers, any transaction from which the director or officer derived an improper personal benefit; or (v) with respect to officers, any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which such person is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, our amended and restated certificate of incorporation and amended and restated bylaws provide that: (i) we are required to indemnify our directors to the fullest extent permitted by the DGCL; (ii) we may, in our discretion, indemnify our officers, employees and agents as set forth in the DGCL; (iii) we are required, upon satisfaction of certain conditions, to advance all expenses incurred by our directors in connection with certain legal proceedings; (iv) the rights conferred in the bylaws are not exclusive; and (v) we are authorized to enter into indemnification agreements with our directors, officers, employees and agents.

We have entered into indemnification agreements with each of our directors and executive officers which require us to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of us or any of our affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

We maintain a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on August 10, 2021).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on September 13, 2022).

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on May 25, 2023).

3.4	Delaware Certificate of Change of Registered Agent (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-3 (File No. 333-267643), filed with the Securities and Exchange Commission on September 28, 2022).

3.5	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on September 13, 2022).

3.6	Amendment No. 1 to the Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K (File No. 001-40703), filed with the Securities and Exchange Commission on May 25, 2023).

4.1	Second Amended and Restated Investors’ Rights Agreement, by and among the Company and certain of its stockholders, dated April 16, 2021 (incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1 (File No. 333-257975), filed with the Securities and Exchange Commission on July 16, 2021).

4.2	Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (File No. 001-40703, filed with the SEC on March 23, 2023).

5.1	Opinion of Hogan Lovells US LLP (filed herewith).

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

107	Filing Fee Table (filed herewith).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Invivyd, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on this 9th day of February, 2024.

Invivyd, Inc.

By:	/s/ David Hering, M.B.A.
David Hering, M.B.A.
Chief Executive Officer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Hering and William Duke, Jr. as his or her true and lawful attorney-in-fact and agent, with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and any other registration statements for the same offering pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Hering, M.B.A. David Hering, M.B.A.	Chief Executive Officer & Director (Principal Executive Officer)	February 9, 2024

/s/ William Duke, Jr. William Duke, Jr.	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	February 9, 2024

/s/ Marc Elia Marc Elia	Chairperson of the Board of Directors	February 9, 2024

/s/ Tamsin Berry Tamsin Berry	Director	February 9, 2024

/s/ Sara Cotter Sara Cotter	Director	February 9, 2024

/s/ Tomas Heyman Tomas Heyman	Director	February 9, 2024

/s/ Christine Lindenboom Christine Lindenboom	Director	February 9, 2024

/s/ Terrance McGuire Terrance McGuire	Director	February 9, 2024

/s/ Clive A. Meanwell, M.D. Clive A. Meanwell, M.D.	Director	February 9, 2024

/s/ Michael S. Wyzga Michael S. Wyzga	Director	February 9, 2024